UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2011, the compensation committee of the Board of Directors (the "Board") of Preferred Apartment Communities, Inc. ("we", "us", or the "Company") approved the grant of 107,164 Class B Units (the "Class B Units") of Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") to certain of our executive officers in lieu of reimbursement for aggregate annual cash compensation of $650,000.00 for 2011,  which anticipated reimbursement amounts were described in our final prospectus dated March 31, 2011 related to our initial public offering of common stock.

The Class B Units will vest one year from the date of grant.  The Class B Units can be earned based upon an aggregate $650,000.00 increase in the market capitalization of the Company from a baseline value set on the date of grant.  All market capitalization calculations will be based on the total number of shares outstanding on the date of grant.  A determination of the number of earned Class B Units will occur on the first anniversary of the date of grant and, to the extent not fully earned on that date, additional determinations will be made at the end of each calendar quarter thereafter until the Class B Units are fully earned or forfeited.

Earned Class B Units will automatically be converted on a one-for-one basis into Class A Units of the Partnership.  Class A Units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash, as selected by the Company.  The shares of the Company's common stock, if and when issued, will be issued pursuant to the Company's 2011 Stock Incentive Plan.

The Class B Units are designed to qualify as "profits interests" in the Partnership for federal income tax purposes.  As a general matter, the profits interests characteristics of a Class B Unit mean that at the time of grant it will not be economically equivalent in value to a Class A Unit.  The economic value of a Class B Unit can increase over time as it is earned.

A copy of the form of 2011 Class B Unit Award Agreement is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.  The foregoing summary of the 2011 Class B Unit Award Agreement is qualified in its entirety by reference to the form of award agreement.

Item 9.01             Financial Statements and Exhibits.

(d)         Exhibits.

10.1	Form of Preferred Apartment Communities, Inc. 2011 Class B Unit Award Agreement*

*  Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 3, 2012	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Preferred Apartment Communities, Inc. 2011 Class B Unit Award Agreement*

*  Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.